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                                                                    EXHIBIT 23.3


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Buford Group, Inc.:

We consent to the use of our report included herein and to the references to our firm under the headings "Experts" and "Selected Historical Consolidated Financial Data - Buford Group, Inc." in the prospectus.


                                             /s/ KPMG LLP


Dallas, Texas
August 31, 1999